EXHIBIT 10.1
December 19, 2025
Federal Home Loan Bank of Topeka
Incentive Plan Targets
Metric Weights, Goal Metrics and Metric Performance Ranges

This Incentive Plan Targets document (Targets Document) specifies FHLBank’s goal objectives, metrics, metric performance ranges, and goal and metric weights (the Targets) for the participants (Participants) in FHLBank’s Executive Incentive Compensation Plan (EICP) and Short-Term Incentive Plan (STIP). These Targets are adopted for the 2026 Performance Period.

A.Metric Weighting Summary - The following metric weight for each goal metric is assigned to the Participants:

Goal Objective	Metric	Weight
Mission Alignment	•Advance Penetration (10%) •Member Participation in Housing and Community Development Programs (10%) •Housing Supply (10%)	30%
Financial Performance	•Return on Equity Spread (35%)	35%
Risk Management	•Market, Credit, Liquidity (17.5%) •Compliance, Business, Operations (17.5%)	35%
	Total:	100%

B.2026 Base Performance Period Metrics- The following goal metrics are assigned to the Participants under the Plan. All calculations including interest rates will be rounded to two decimal places.

Mission Alignment
1.Advance Penetration
Definition: Advance penetration spread is defined as a four-quarter average of the total advances outstanding to members divided by the total assets of members less the same measurement of total advances to total assets for members of other FHLBanks.

Measure: Advance penetration spread is calculated as of September 30, 2026, and consists of a four-quarter average where total advances for FHLBank Topeka members are divided by the total member assets at the end of the period and for each of the preceding three quarter-end periods. Those percentages are then averaged and reduced by the same calculation and average percentage penetration for members of other FHLBanks to determine the spread at which FHLBank Topeka’s penetration exceeds the system penetration percentage. Members are defined as active members only, excluding housing associates and captive insurance companies. The data is derived from the Federal Home Loan Bank System Quarterly Membership Listing file generated by the FHFA Call Report System.

Performance Range:

	% Penetration Spread
Goal	Threshold	Target	Optimum
Advance Penetration Spread	1.40%	2.00%	2.40%

2026 Incentive Plan Targets

2.Member Participation in Housing and Community Development Programs
Definition: Housing and Community Development Programs include the following seven program categories: (1) the AHP General Fund; (2) TurnKey; (3) Community Advance Products; (4) Native American Housing Initiatives Grants Program (NAHI); (5) Mortgage Rate Reduction Product; (6) Lending Enhancement Advance Program (LEAP); and (7) Affordable Housing Institute at Metropolitan State University at Denver. Participation in the AHP General Fund means a member submits an AHP General Fund application. Participation in TurnKey means a member submits a reservation for a TurnKey product. Participation in a Community Advance Product means a member has an approved Community Housing Program or Community Development Program application. Participation in NAHI means a member submits a NAHI application. Participation in the Mortgage Rate Reduction Product means a member sells to FHLBank a mortgage using the product. Participation in LEAP means a member receives an advance under the terms of the program. Participation in the Affordable Housing Institute at Metropolitan State University of Denver means a member submits a request for a scholarship reimbursement for non-credit courses at the institute.

Measure: Achievement is measured by adding the number of members participating in each of the seven Housing and Community Development Programs offered by FHLBank in the calendar year. Member participation shall be counted separately for participation in each of the seven program categories. Member participation is counted irrespective of whether the member was acquired, merged, or otherwise terminates FHLBank membership.

Performance Range:

	Member Participation in Housing and Community Development Programs
Goal	Threshold	Target	Optimum
Member Participation in Housing and Community Development Programs	300	325	350

3.Housing Supply
Definition: Housing supply is defined as the number of affordable housing units created and preserved by projects that receive AHP General Fund awards, including owner occupied rehabilitation and the creation of new units.

Measure: Achievement is measured by totaling the number of units supported by AHP General Funds awarded in the 2026 round, including owner occupied rehabilitation and new housing units. AHP General Funds include awards receiving statutory and/or voluntary contributions. The count is determined by the number of units reported in the awarded AHP applications. The measurement excludes downpayment assistance projects.

Performance Range:

	Housing Supply
Goal	Threshold	Target	Optimum
Owner Occupied Rehabilitation and Rental Units Supported by FHLBank’s AHP General Fund	1,100	1,250	1,400

Board Discretion: In the event FHLBank does not achieve Target, the Board of Directors’ in its discretion, may adjust management’s performance under this goal between Threshold and Target. The Board of Directors may consider any factors it deems relevant in adjusting performance within the identified range related to FHLBank’s performance associated with housing supply or HCD programs, including housing supply supported by other HCD

2026 Incentive Plan Targets

programs, the number of homeowners supported through down payment assistance programs, and actions by management to support increased housing supply or use of FHLBank’s HCD programs.
Financial Performance
Return on Equity Spread to Secured Overnight Financing Rate (SOFR)
Definition: The spread between (a) adjusted net income (as defined below) divided by the daily average total regulatory capital and (b) the daily average of overnight SOFR.
•Adjusted net income is calculated as net income calculated under generally accepted accounting principles (GAAP), excluding the following items:
oRequired AHP regulatory assessment
oVoluntary contributions to housing programs
oIncurred Withdrawal Liability expense
oFair value fluctuations on designated fair value hedge relationships, economic hedges, and other derivatives as required by accounting standards
oRealized and unrealized gains/losses on securities
oPrepayment/yield maintenance fees
oGains/losses on mortgage loans held for sale
oGains/losses on early retirement of debt and related derivatives

2026 Incentive Plan Targets

Performance Range:

Annual Performance Range
Threshold	3.50%
Target	4.75%
Optimum	5.75%

Required Total Regulatory Capital
FHLBank shall maintain a daily average Total Regulatory Capital as a percentage of average Total Assets of 4.75 percent for 2026. If FHLBank’s daily average Total Regulatory Capital as a percentage of average Total Assets is below 4.75 percent for 2026, the Total Base Opportunity available to Participants for the Financial Performance Goals shall be adjusted as reflected in the table below.

Daily Average Total Regulatory Capital for 2026	Financial Performance Goals Adjustment
≥4.75%	0%
≥4.70% and <4.75%	-25%
≥4.65% and <4.70%	-50%
≥4.60% and <4.65%	-75%
<4.60%	-100%

Risk Management
1.Risk Management – Market, Credit and Liquidity Risks
Definition: Management of FHLBank risks as determined by the weighted average rating by the board of directors in an annual evaluation of the Risk Appetite metrics in this area using a 1 (lowest) to 5 (highest) point scale. General risk categories are market, credit and liquidity risks.

Performance Range:

Score
Threshold	4.0
Target	4.5
Optimum	5.0

Risk Management Metric Weights: The following metric weight for each goal metric is assigned to the Participants:

Risk Management Category	Weighting
Liquidity Risk	30%
Market Risk	40%
Credit Risk	30%
Total	100%

2026 Incentive Plan Targets

2.Risk Management – Compliance, Business and Operations Risks
Definition: Management of FHLBank risks as determined by the weighted average rating by the board of directors in an annual evaluation of the Risk Appetite metrics in this area using a 1 (lowest) to 5 (highest) point scale. General risk categories are compliance, business and operations risks.

Performance Range:

Score
Threshold	3.0
Target	4.0
Optimum	5.0

Risk Management Metric Weights: The following metric weight for each goal metric is assigned to the Participants:

Risk Management Category	Weighting
Compliance Risk	30%
Business Risk	35%
Operations Risk	35%
Total	100%